EXHIBIT 23.2   CONSENT OF ROBISON, HILL & CO.

October 28, 2003

To the Board of Directors of
China World Trade Corporation
4th Floor, Goldlion Digital Network Center
138 Tiyu Road East
Tianhe, Guangzhou, Peoples' Republic of China

Gentlemen:

We have issued our report dated March 17, 2003 accompanying the financial statements of China World Trade Corporation which is incorporated by reference in this Form S-8 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned report, and the use of our name under the heading "Experts".


Sincerely,


/s/ Robison, Hill & Co.
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Robison, Hill & Co.

Certified Public Accountants